The Kaufmann Fund, Inc.
                 Expense Calculations For Fee Table Examples
                              December 31, 1995


Assumptions: $1,000 investment, 5% no-load annual return,  2.17% expenses
             5% - 2.17% = 2.83%

                                              Cumula-  Redemp- Redemp- Cumula-
                                              tive     tion    tion    tive
  Year  Amounts  Average   Expense % Expenses Expenses Fee %   Fee     Expenses
-------------------------------------------------------------------------------
   1     1,000    1,014      2.17%     22       22      0.2%     2      24
         1,028

   2     1,028    1,043      2.17%     23
         1,057

   3     1,057    1,072      2.17%     23       68      0.2%     2      70
         1,087

   4     1,087    1,103      2.17%     24
         1,118

   5     1,118    1,134      2.17%     25      117      0.2%     2     119
         1,150

   6     1,150    1,167      2.17%     25
         1,183

   7     1,183    1,200      2.17%     26
         1,216

   8     1,216    1,233      2.17%     27
         1,250

   9     1,250    1,268      2.17%     28
         1,285

  10     1,285    1,303      2.17%     28      251     0.2%      3     254
         1,321

                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the City of New York and State of New York, on the ________ day of March, 1996.



                                        THE KAUFMANN FUND, INC.

                                        /s/ Hans P. Utsch
                                   By:  ___________________________
                                        President


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


NAME                     TITLE                    DATE

/s/ Hans P. Utsch                                    March 11, 1996
______________________   Director,                _________________
HANS P. UTSCH            President and
                         Treasurer

/s/ Lawrence Auriana                                 March 11, 1996
______________________   Chairman of Board,       _________________
LAWRENCE AURIANA         Director,
                         Vice President
                         and Secretary

/s/ Leon Lebensbaum                                  March 11, 1996
______________________   Director                 _________________
LEON LEBENSBAUM

/s/ Gerard M. Grosof                                 March 11, 1996
______________________   Director                 _________________
GERARD M. GROSOF

NAME                     TITLE                    DATE


/s/ Pauline Gold                                     March 11, 1996
______________________   Director                 _________________
PAULINE GOLD

/s/ Roger E. Clark                                   March 11, 1996
______________________   Director                 _________________
ROGER E. CLARK


                          COUNSEL'S REPRESENTATION

     Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A of The Kaufmann Fund, Inc. does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933, as amended.




                                         /s/ Martin V. Miller
                                        --------------------------------
                                        MARTIN V. MILLER,
                                        Counsel for
                                        The Kaufmann Fund, Inc.